Exhibit 23.2

23/F, Building A, CASC Plaza, Haide 3rd Road Nanshan District, Shenzhen 518067, China

Tel: +86 755 8351 7570 Fax: +86 755 8351 5502

Email: shenzhenfs@tongshang.com Web: www.tongshang.com

July 24, 2020

Meten EdtechX Education Group Ltd. (the “Company”)

c/o Meten International Education Group

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Dear Sirs,

We consent to the references to our firm under the headings under captions “Risk Factors”, “Organizational Structure”, “Major Factors Affecting Our Results of Operations” and “Enforceability of Civil Liabilities” included in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours Sincerely,

/s/Commerce & Finance Law Offices

Commerce & Finance Law Offices